Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Johnny S. Smith, President and Chief Executive Officer of Community First Bancshares, Inc. (the “Company”), and Tessa M. Nolan, Senior Vice President and Chief Financial Officer of the Company, each certify in his or her capacity as an executive officer of the Company that he or she has reviewed the quarterly report on Form 10-Q for the quarter ended December 31, 2016 (the “Report”) and that to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: _______March 30___________, 2017	/s/ Johnny S. Smith
Johnny S. Smith
President and Chief Executive Officer

Date: _______March 30___________, 2017	/s/ Tessa M. Nolan
Tessa M. Nolan
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.